Exhibit 99.1

FOR IMMEDIATE RELEASE

VOXX INTERNATIONAL CORPORATION REPORTS ITS FISCAL 2021 FIRST QUARTER FINANCIAL RESULTS

ORLANDO, Fla., July 10, 2020 – VOXX International Corporation (NASDAQ: VOXX), a leading manufacturer and distributor of automotive and consumer technologies for the global markets, today announced financial results for its Fiscal 2021 first quarter ended May 31, 2020.

Commenting on the Company’s results, Pat Lavelle, President and Chief Executive Officer of VOXX International Corporation stated, “Our Fiscal 2021 first quarter results were affected by the COVID-19 global pandemic, with the biggest impact on our Automotive Electronics segment as several of our OEM customers were forced to shut their plants in March, and car dealerships and retail outlets that carry our aftermarket products were closed throughout most of the quarter. The same was true for our Consumer Electronics segment as retail stores were closed, both in the U.S. and Europe. However, we did experience year-over-year sales increases in the premium mobility, premium wireless, and Bluetooth speaker categories. With the gradual re-opening of the country, we saw June sales increase over 30% year-over-year and with better gross margins. While we are projecting higher sales in July and August, we remain cautious based on the spikes in COVID cases across the country.”

Mr. Lavelle continued, “With the acquisition of the majority of Directed’s automotive electronics aftermarket business, for which we spent $11 million, we expect to add approximately $50 million of annualized sales and be in position to generate this back within 120-150 days based on the movement of inventory and successful A/R collections. With VSM and Directed’s assets, we have strengthened our automotive offering, customer base and engineering capabilities in a meaningful way. We are also making progress in conversations with several parties with respect to EyeLock LLC with more NDA’s in place, and more customer opportunities that have arisen since March. Despite the pandemic, Klipsch is poised for its best sales year ever and should see significant improvements in profitability. Thus, Fiscal 2021 should be a better year for VOXX and our shareholders.”

Fiscal 2021 and Fiscal 2020 First Quarter Financial Comparisons

Net sales in the Fiscal 2021 first quarter ended May 31, 2020 were $72.0 million, a $21.5 million decline as compared to $93.5 million in the Fiscal 2020 first quarter ended May 31, 2019.

Automotive Electronics segment net sales were $17.3 million as compared to $29.6 million, a decline of $12.4 million. This was primarily driven by OEM plant closures at many of our largest OEM customers and the temporary shutdown of car dealerships and other brick-and-mortar businesses that sell our aftermarket products, offset by the addition of VSHC, which was acquired in the Fiscal 2020 fourth quarter.

Consumer Electronics segment net sales were $54.5 million as compared to $63.7 million, a decline of $9.1 million. The COVID-19 pandemic was the primary driver for the year-over-year sales decline, as well as the Company’s exit from various consumer accessory product lines which were in the prior Fiscal year sales totals. Additionally, the Company experienced lower sales of premium home separate speakers, which again is tied to brick-and-mortar store closings, as well as lower sales of commercial speakers due to stay-at-home mandates across the country. Offsetting this, however,

were higher sales in the premium mobility, premium wireless, and Bluetooth speaker categories.

VOXX International Corporation Reports Fiscal 2021 First Quarter Results

Biometrics segment sales were $0.1 million, up year-over-year as the Company began selling its EXT outdoor perimeter access product, as well as an updated version of its Nano NXT perimeter access product.

The gross margin in the Fiscal 2021 first quarter was 27.7%, essentially flat with the prior fiscal year period. The Automotive Electronics segment experienced a 470-basis point gross margin decline (17.7% vs. 22.4%) due to lower sales volume and lower absorption as a result, partially offset by the positive contributions from the VSHC acquisition. Consumer Electronics segment gross margins improved by 90 basis points (30.9% vs. 30.0%), primarily due to increased sales of higher margin premium wireless and Bluetooth speakers, and partially offset by lower sales of other higher margin product lines due to retail store shutdowns.

Total operating expenses in the Fiscal 2021 first quarter were $27.8 million as compared to $33.1 million in the comparable Fiscal 2020 period, a decline of $5.3 million or 15.9%. The Company implemented several programs to lower both fixed and variable expenses, many of which will have a permanent positive impact on operating expenses moving forward. Selling expenses declined by $1.5 million or 15.4%; general and administrative expenses declined by $2.4 million or 13.9%; and engineering and technical support expenses declined by $1.3 million or 22.8%. Note, the Fiscal 2021 first quarter includes VSHC operating expenses and thus, the reductions in core overhead were more significant in the Company’s Fiscal 2021 first quarter.

The Company reported an operating loss of $7.9 million in the Fiscal 2021 first quarter, as compared to an operating loss of $7.1 million in the comparable year-ago period. Net loss attributable to VOXX International Corporation was $8.3 million in the Fiscal 2021 first quarter, as compared to a net loss attributable to VOXX International Corporation of $1.1 million in the Fiscal 2020 first quarter. The higher net loss is attributable to lower total other income than in the comparable period, and an income tax expense of $1.8 million in the Fiscal 2021 first quarter, as compared to an income tax benefit of $2.6 million in the Fiscal 2020 first quarter. On a per share basis, the Company reported a basic and diluted loss per share attributable to VOXX International Corporation of $0.34 in the Fiscal 2021 first quarter, as compared to a basic and diluted loss per share attributable to VOXX International Corporation of $0.05 in the Fiscal 2020 first quarter.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) loss in the Fiscal 2021 first quarter was $3.4 million, as compared to an Adjusted EBITDA loss of $1.0 million in the Fiscal 2020 first quarter.

Conference Call and Webcast Information

VOXX International will be hosting its conference call on Monday, July 13, 2020 at 10:00 a.m. Eastern. Interested parties can participate by visiting www.voxxintl.com, and clicking on the webcast in the Investor Relations section or via teleconference (toll-free: 877-303-9079; international: 970-315-0461 / conference ID: 7581288). A replay will be available on the Company’s website approximately one hour after the completion of the call.

Non-GAAP Measures

EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share are not financial measures recognized by GAAP. EBITDA represents net (loss) income attributable to VOXX International Corporation, computed in accordance with GAAP, before interest expense and bank charges, taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense, as well as life insurance proceeds. Depreciation, amortization and stock-based compensation are non-cash items. Diluted Adjusted EBITDA per common share represents the Company's diluted earnings per common share based on Adjusted EBITDA.

VOXX International Corporation Reports Fiscal 2021 First Quarter Results

We present EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share in this Form 10-Q because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted EBITDA and Diluted Adjusted EBITDA per common share help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, the exclusion of certain costs or gains relating to certain events allows for a more meaningful comparison of our results from period-to-period. These non-GAAP measures, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share should not be assessed in isolation from, are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP.

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a worldwide leader in Automotive Electronics and Consumer Electronics, with emerging Biometrics technology to capitalize on the increased need for advanced security. Over the past several decades, with a portfolio of approximately 35 trusted brands, VOXX has built market-leading positions in in-vehicle entertainment, automotive security, reception products, a number of premium audio market segments, and more. VOXX is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. For additional information, please visit our website at www.voxxintl.com.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to the: risk factors described in the Company's annual report on Form 10-K for the fiscal year ended February 29, 2020 and other filings made by the Company from time to time with the SEC. The factors described in such SEC filings include, without limitation: the impact of the COVID-19 outbreak on the Company's results of operations, the Company's ability to realize the anticipated results of its business realignment; cybersecurity risks; risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the automotive electronics, consumer electronics and biometrics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. The Company assumes no obligation and does not intend to update these forward-looking statements.

Investor & Media Relations Contact:

Glenn Wiener, GW Communications (for VOXX)

Tel: 212-786-6011 / Email: gwiener@GWCco.com

Tables to Follow

VOXX International Corporation and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	May 31, 2020	February 29, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$69,039	$37,425
Accounts receivable, net	55,069	69,714
Inventory	105,409	99,110
Receivables from vendors	236	230
Prepaid expenses and other current assets	11,186	10,885
Income tax receivable	442	456
Total current assets	241,381	217,820
Investment securities	1,741	2,282
Equity investment	21,284	21,924
Property, plant and equipment, net	50,705	51,424
Operating lease, right of use asset	3,175	3,143
Goodwill	55,000	55,000
Intangible assets, net	87,193	88,288
Deferred income tax assets	52	52
Other assets	1,541	1,638
Total assets	$462,072	$441,571
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$32,146	$22,096
Accrued expenses and other current liabilities	34,552	34,046
Income taxes payable	2,190	1,523
Accrued sales incentives	9,826	12,250
Current portion of long-term debt	1,116	1,107
Total current liabilities	79,830	71,022
Long-term debt, net of debt issuance costs	26,180	6,099
Finance lease liabilities, less current portion	594	720
Operating lease liabilities, less current portion	2,340	2,391
Deferred compensation	1,741	2,282
Deferred income tax liabilities	4,477	3,828
Other tax liabilities	1,213	1,225
Other long-term liabilities	3,427	3,294
Total liabilities	119,802	90,861
Commitments and contingencies
Redeemable equity	2,682	2,481
Stockholders' equity:
Preferred stock:
No shares issued or outstanding	—	—
Common stock:
Class A, $.01 par value, 60,000,000 shares authorized, 24,406,194 and 24,306,194 shares issued and 21,656,976 and 21,556,976 shares outstanding at May 31, 2020 and February 29, 2020, respectively	245	244
Class B Convertible, $.01 par value, 10,000,000 shares authorized, 2,260,954 shares issued and outstanding at both May 31, 2020 and February 29, 2020	22	22
Paid-in capital	299,579	299,228
Retained earnings	113,867	122,139
Accumulated other comprehensive loss	(18,742)	(19,055)
Less: Treasury stock, at cost, 2,749,218 shares of Class A Common Stock at both May 31, 2020 and February 29, 2020	(23,918)	(23,918)
Less: Redeemable equity	(2,682)	(2,481)
Total VOXX International Corporation stockholders' equity	368,371	376,179
Non-controlling interest	(28,783)	(27,950)
Total stockholders' equity	339,588	348,229
Total liabilities, redeemable equity, and stockholders' equity	$462,072	$441,571

VOXX International Corporation and Subsidiaries

Unaudited Consolidated Statements of Operations and Comprehensive (Loss) Income

(In thousands, except share and per share data)

	Three months ended May 31,
	2020	2019
Net sales	$71,987	$93,454
Cost of sales	52,012	67,445
Gross profit	19,975	26,009
Operating expenses:
Selling	8,362	9,881
General and administrative	14,995	17,425
Engineering and technical support	4,485	5,807
Total operating expenses	27,842	33,113
Operating loss	(7,867)	(7,104)
Other (expense) income:
Interest and bank charges	(853)	(997)
Equity in income of equity investee	862	1,440
Other, net	534	1,644
Total other income, net	543	2,087
Loss before income taxes	(7,324)	(5,017)
Income tax expense (benefit)	1,781	(2,645)
Net loss	(9,105)	(2,372)
Less: net loss attributable to non-controlling interest	(833)	(1,224)
Net loss attributable to VOXX International Corporation	$(8,272)	$(1,148)
Other comprehensive income (loss):
Foreign currency translation adjustments	504	(811)
Derivatives designated for hedging	(177)	(107)
Pension plan adjustments	(14)	14
Other comprehensive income (loss), net of tax	313	(904)
Comprehensive loss attributable to VOXX International Corporation	$(7,959)	$(2,052)
Loss per share - basic: Attributable to VOXX International Corporation	$(0.34)	$(0.05)
Loss per share - diluted: Attributable to VOXX International Corporation	$(0.34)	$(0.05)
Weighted-average common shares outstanding (basic)	24,224,478	24,355,791
Weighted-average common shares outstanding (diluted)	24,224,478	24,355,791

Reconciliation of GAAP Net Income Attributable to VOXX International Corporation to EBITDA,

Adjusted EBITDA and Diluted Adjusted EBITDA per Common Share

	Three months ended May 31,
	2020	2019
Net loss attributable to VOXX International Corporation	$(8,272)	$(1,148)
Adjustments:
Interest expense and bank charges (1)	715	878
Depreciation and amortization (1)	2,509	2,761
Income tax expense (benefit)	1,781	(2,645)
EBITDA	(3,267)	(154)
Stock-based compensation	351	159
Life insurance proceeds	(444)	(1,000)
Adjusted EBITDA	$(3,360)	$(995)
Diluted loss per common share attributable to VOXX International Corporation	$(0.34)	$(0.05)
Diluted Adjusted EBITDA per common share attributable to VOXX International Corporation	$(0.14)	$(0.04)

(1)

For purposes of calculating Adjusted EBITDA for the Company, interest expense and bank charges, as well as depreciation and amortization, have been adjusted in order to exclude the non-controlling interest portion of these expenses attributable to EyeLock LLC.